Exhibit 10.13

AMENDMENT No. 5 TO

RICHARDSON ELECTRONICS, LTD. EMPLOYEES STOCK OWNERSHIP PLAN

(As Amended and Restated Effective June 1, 1997)

RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby further amends the Richardson Electronics, Ltd. Employees Stock Ownership Plan, as previously amended and restated effective June 1, 1997 and as thereafter further amended (the “Plan”), as follows:

1. Effective March 28, 2005, Section 9.1(f) is added to the Plan to read as follows:

(f) This Section 9.1(f), rather or after March 28, 2005. The Benefit Commencement Date of a Participant whose Vested Account Balance does not exceeds $1,000 shall be than Section 9.1(d), shall apply to amounts distributable from the Plan on as soon as practicable after his Termination of Employment and payment therefor shall be in a lump sum. The Benefit Commencement Date of a Participant whose Vested Account Balance exceeds $1,000 shall not be earlier than his Normal Retirement Date unless the Participant consents in writing to an earlier date. A Participant who requests, in writing, the distribution of his Vested Account Balance prior to his Normal Retirement Date shall be considered to have consented to such distribution.

2. Effective March 28, 2005, the last sentence of Section 9.2(b) of the Plan is deleted and the following is substituted in its place:

Effective for amounts distributable on or after March 28, 2005, the first sentence of this Section 9.2(b) shall read as follows: “Any Participant whose Vested Account Balance on his Benefit Commencement Date exceeds $1,000 may elect to receive his Vested Account Balance in a series of not more than 10 annual installments determined in accordance with Section 9.6 commencing with his Benefit Commencement Date; provided, however, that the number of installments shall not be more than the number of years of the Participant’ s remaining life expectancy (or the remaining joint and last survivor life expectancy of the Participant and his designated Beneficiary) as of the Benefit Commencement Date; and provided further, that except as otherwise provided in Section 9.6 the amount of any installment shall not be less than the Participant’s remaining Vested Account Balance as of the date on which such installment is paid, divided by the remaining life expectancy of the Participant (or by the remaining joint and last survivor life expectancy of the Participant and his designated Beneficiary), determined as of the first day of the calendar year in which such installment payment is made.”

Dated                     , 2005.

RICHARDSON ELECTRONICS, LTD.

By
William G. Seils
Senior Vice President,
General Counsel and Secretary